Exhibit 99
FOR IMMEDIATE RELEASE
December 21, 2023
Cintas Corporation Announces
Fiscal 2024 Second Quarter Results

CINCINNATI, December 21, 2023 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2024 second quarter ended November 30, 2023. Revenue for the second quarter of fiscal 2024 was $2.38 billion compared to $2.17 billion in last year’s second quarter, an increase of 9.3%. The organic revenue growth rate for the second quarter of fiscal 2024, which adjusts for the impacts of acquisitions and foreign currency exchange rate fluctuations, was 9.0%.
Gross margin for the second quarter of fiscal 2024 was $1.14 billion compared to $1.02 billion in last year’s second quarter, an increase of 11.6%. Gross margin as a percentage of revenue was 48.0% for the second quarter of fiscal 2024 compared to 47.0% in last year's second quarter, an increase of 100 basis points. Energy expenses comprised of gasoline, natural gas and electricity were 40 basis points lower for the second quarter of fiscal 2024 compared to last year's second quarter.
Selling and administrative expenses increased $64.4 million, or 11.1%, in the second quarter of fiscal 2024 compared to the same period of the prior fiscal year. The increase reflects investments in selling resources, technology and our management trainee program.
Operating income for the second quarter of fiscal 2024 increased 12.3% to $499.7 million compared to $444.9 million in last year's second quarter. Operating income as a percentage of revenue was 21.0% in the second quarter of fiscal 2024 compared to 20.5% in last year's second quarter.
Net income was $374.6 million for the second quarter of fiscal 2024 compared to $324.3 million in last year's second quarter. The second quarter of fiscal 2024 effective tax rate was 20.9% compared to 22.1% in last year's second quarter. The tax rates in both quarters were impacted by certain discrete items, primarily the tax accounting impact for stock-based compensation. Second quarter of fiscal 2024 diluted earnings per share (EPS) was $3.61 compared to $3.12 in last year's second quarter, an increase of 15.7%.
On December 15, 2023, Cintas paid an aggregate quarterly cash dividend of $137.5 million to shareholders, an increase of 17.1% from the amount paid last December. In addition, we continue to be opportunistic with our share buyback program. During the second quarter, Cintas purchased 658,202 shares of Cintas common stock at an average price of $486.58 per share, for a total purchase price of $320.3 million.
Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "We are pleased with our second quarter fiscal 2024 financial results. Each of our operating segments continue to execute at a high level, leading to robust revenue growth of 9.3%, high operating margin of 21.0% and diluted EPS growth of 15.7%. This strong execution is the result of the exceptional dedication of our employee-partners. Whether it's image, safety, cleanliness or compliance, we have innovative products and services to help businesses across North America stay focused on the work that matters most."
Mr. Schneider concluded, "We are increasing our full fiscal year financial guidance. We are raising our annual revenue expectations from a range of $9.40 billion to $9.52 billion to a range of $9.48 billion to $9.56 billion and our diluted EPS from a range of $14.00 to $14.45 to a range of $14.35 to $14.65." Please note the following regarding guidance:
•Fiscal year 2024 interest expense is expected to be approximately $100.0 million compared to $109.5 million in fiscal year 2023, predominately as a result of less variable rate debt. This may change as a result of future share buybacks or acquisition activity.
•Fiscal year 2024 effective tax rate is expected to be 21.3% compared to a rate of 20.4% in fiscal year 2023. The higher effective tax rate negatively impacts fiscal 2024 diluted EPS guidance by approximately $0.16 and diluted EPS growth by approximately 120 basis points.
•Our diluted EPS guidance includes no future share buybacks.
•Guidance includes the impact of having one more workday in fiscal year 2024 compared to fiscal year 2023.

Cintas

Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2024 second quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; inflationary pressures and fluctuations in costs of materials and labor, including increased medical costs; interest rate volatility; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our goals relating to environmental, social and governance (ESG) opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made, except otherwise as required by law. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2023 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President & Chief Financial Officer - 513-972-2079
Jared S. Mattingley, Vice President, Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	November 30, 2023	November 30, 2022	% Change
Revenue:
Uniform rental and facility services	$1,850,542	$1,709,987	8.2%
Other	526,635	464,871	13.3%
Total revenue	2,377,177	2,174,858	9.3%

Costs and expenses:
Cost of uniform rental and facility services	974,231	906,727	7.4%
Cost of other	261,398	245,684	6.4%
Selling and administrative expenses	641,865	577,513	11.1%

Operating income	499,683	444,934	12.3%

Interest income	(769)	(344)	123.5%
Interest expense	26,590	28,920	(8.1)%

Income before income taxes	473,862	416,358	13.8%
Income taxes	99,249	92,065	7.8%
Net income	$374,613	$324,293	15.5%

Basic earnings per share	$3.67	$3.18	15.4%

Diluted earnings per share	$3.61	$3.12	15.7%

Basic weighted average common shares outstanding	101,667	101,637
Diluted weighted average common shares outstanding	103,266	103,356

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Six Months Ended
	November 30, 2023	November 30, 2022	% Change
Revenue:
Uniform rental and facility services	$3,677,367	$3,407,759	7.9%
Other	1,042,140	933,553	11.6%
Total revenue	4,719,507	4,341,312	8.7%

Costs and expenses:
Cost of uniform rental and facility services	1,921,814	1,797,493	6.9%
Cost of other	514,574	493,260	4.3%
Selling and administrative expenses	1,282,880	1,165,505	10.1%

Operating income	1,000,239	885,054	13.0%

Interest income	(1,191)	(499)	138.7%
Interest expense	51,134	56,640	(9.7)%

Income before income taxes	950,296	828,913	14.6%
Income taxes	190,598	152,931	24.6%
Net income	$759,698	$675,982	12.4%

Basic earnings per share	$7.43	$6.63	12.1%

Diluted earnings per share	$7.32	$6.51	12.4%

Basic weighted average common shares outstanding	101,781	101,530
Diluted weighted average common shares outstanding	103,418	103,343

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Six Months Ended
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022

Uniform rental and facility services gross margin	47.4%	47.0%	47.7%	47.3%
Other gross margin	50.4%	47.2%	50.6%	47.2%
Total gross margin	48.0%	47.0%	48.4%	47.2%
Net income margin	15.8%	14.9%	16.1%	15.6%

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides the additional non-GAAP financial measure of cash flow. The Company believes that this non-GAAP financial measure is appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the difference between this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is shown in the table below.

Computation of Free Cash Flow

	Six Months Ended
(In thousands)	November 30, 2023	November 30, 2022

Net cash provided by operations	$729,631	$619,149
Capital expenditures	(200,527)	(146,404)
Free cash flow	$529,104	$472,745

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended November 30, 2023
Revenue	$1,850,542	$266,401	$260,234	$—	$2,377,177
Gross margin	$876,311	$145,316	$119,921	$—	$1,141,548
Selling and administrative expenses	$476,700	$86,785	$78,380	$—	$641,865
Interest income	$—	$—	$—	$(769)	$(769)
Interest expense	$—	$—	$—	$26,590	$26,590
Income (loss) before income taxes	$399,611	$58,531	$41,541	$(25,821)	$473,862

For the three months ended November 30, 2022
Revenue	$1,709,987	$235,974	$228,897	$—	$2,174,858
Gross margin	$803,260	$119,153	$100,034	$—	$1,022,447
Selling and administrative expenses	$434,165	$73,658	$69,690	$—	$577,513
Interest income	$—	$—	$—	$(344)	$(344)
Interest expense	$—	$—	$—	$28,920	$28,920
Income (loss) before income taxes	$369,095	$45,495	$30,344	$(28,576)	$416,358

For the six months ended November 30, 2023
Revenue	$3,677,367	$527,094	$515,046	$—	$4,719,507
Gross margin	$1,755,553	$291,092	$236,474	$—	$2,283,119
Selling and administrative expenses	$949,414	$172,980	$160,486	$—	$1,282,880
Interest income	$—	$—	$—	$(1,191)	$(1,191)
Interest expense	$—	$—	$—	$51,134	$51,134
Income (loss) before income taxes	$806,139	$118,112	$75,988	$(49,943)	$950,296

For the six months ended November 30, 2022
Revenue	$3,407,759	$470,135	$463,418	$—	$4,341,312
Gross margin	$1,610,266	$235,290	$205,003	$—	$2,050,559
Selling and administrative expenses	$876,400	$148,949	$140,156	$—	$1,165,505
Interest income	$—	$—	$—	$(499)	$(499)
Interest expense	$—	$—	$—	$56,640	$56,640
Income (loss) before income taxes	$733,866	$86,341	$64,847	$(56,141)	$828,913

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	November 30, 2023	May 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$85,556	$124,149
Accounts receivable, net	1,273,974	1,152,993
Inventories, net	474,840	506,604
Uniforms and other rental items in service	1,035,717	1,011,918
Prepaid expenses and other current assets	166,652	142,795
Total current assets	3,036,739	2,938,459

Property and equipment, net	1,463,826	1,396,476

Investments	270,006	247,191
Goodwill	3,120,506	3,056,201
Service contracts, net	329,511	346,574
Operating lease right-of-use assets, net	179,154	178,464
Other assets, net	414,127	382,991
	$8,813,869	$8,546,356

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$316,697	$302,292
Accrued compensation and related liabilities	154,452	239,086
Accrued liabilities	619,288	632,504
Income taxes, current	13,102	12,470
Operating lease liabilities, current	44,063	43,710
Debt due within one year	210,000	—
Total current liabilities	1,357,602	1,230,062

Long-term liabilities:
Debt due after one year	2,474,287	2,486,405
Deferred income taxes	497,198	498,356
Operating lease liabilities	138,936	138,278
Accrued liabilities	351,365	329,269
Total long-term liabilities	3,461,786	3,452,308

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 425,000,000 shares authorized FY 2024: 192,861,307 issued and 101,347,603 outstanding FY 2023: 192,198,938 issued and 101,732,148 outstanding	2,179,951	2,031,542
Retained earnings	10,081,267	9,597,315
Treasury stock: FY 2024: 91,513,704 shares FY 2023: 90,466,790 shares	(8,360,076)	(7,842,649)
Accumulated other comprehensive income	93,339	77,778
Total shareholders’ equity	3,994,481	3,863,986
	$8,813,869	$8,546,356

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	November 30, 2023	November 30, 2022
Cash flows from operating activities:
Net income	$759,698	$675,982

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	136,803	126,561
Amortization of intangible assets and capitalized contract costs	79,235	74,693
Stock-based compensation	53,182	51,537
Deferred income taxes	(7,105)	18,565
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(120,881)	(133,897)
Inventories, net	32,093	(43,266)
Uniforms and other rental items in service	(21,649)	(73,475)
Prepaid expenses and other current assets and capitalized contract costs	(80,056)	(85,532)
Accounts payable	14,981	61,421
Accrued compensation and related liabilities	(86,725)	(28,212)
Accrued liabilities and other	(30,453)	(33,352)
Income taxes, current	508	8,124
Net cash provided by operating activities	729,631	619,149

Cash flows from investing activities:
Capital expenditures	(200,527)	(146,404)
Purchases of investments	(7,475)	(5,182)
Acquisitions of businesses, net of cash acquired	(73,997)	(15,457)
Other, net	(196)	(4,381)
Net cash used in investing activities	(282,195)	(171,424)

Cash flows from financing activities:
Issuance of commercial paper, net	210,000	124,046
Repayment of debt	(13,450)	—
Proceeds from exercise of stock-based compensation awards	929	2,125
Dividends paid	(255,839)	(215,017)
Repurchase of common stock	(423,128)	(348,682)
Other, net	(4,322)	(8,840)
Net cash used in financing activities	(485,810)	(446,368)

Effect of exchange rate changes on cash and cash equivalents	(219)	(2,029)

Net decrease in cash and cash equivalents	(38,593)	(672)
Cash and cash equivalents at beginning of period	124,149	90,471
Cash and cash equivalents at end of period	$85,556	$89,799